UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2018

NATIONAL GENERAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor

New York, New York 10038

(Address of principal executive offices) (zip code)

(212) 380-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

National General Holdings Corp. (the “Company”) completed the sale of 5,750,000 shares of its common stock (the “Common Stock”) to Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC as representatives for the several underwriters named in Schedule I (the “Underwriters”) to the Underwriting Agreement, dated November 14, 2018 (the “Underwriting Agreement”), by and between the Company and the Underwriters, including 750,000 shares of the Common Stock purchased by the Underwriters pursuant to an option to purchase additional shares. The common stock offering was priced to the public at $24.00 per share.

The Common Stock has been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-224717) previously filed with the Securities and Exchange Commission under the Act.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 14, 2018, by and among National General Holdings Corp. and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC as representatives of the several underwriters named therein

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

Date: November 19, 2018	By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary